EXHIBIT  11

                              APPLE COMPUTER, INC.

                 COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE

                    (In thousands, except per share amounts)





                                          		 Three Months Ended
                                         	      December 29, December 30,
                                           		   1995        1994

Primary Earnings (Loss) Per  Share

  Earnings (Loss)
     Net income (loss) applicable to common stock      $( 68,686)  $ 188,186

  Shares
     Weighted average number of common shares
     outstanding			 		 122,994     119,806


     Adjustment for dilutive effect of outstanding
     stock options		   			    --	       1,794

  Weighted average number of commonshares used in
  the calculation of loss per share            		 122,994         --


  Weighted average number of common and common
  equivalent shares used in the calcuation of
  primary earnings per share				    --	     121,600

  Loss per common share                                $(   0.56)        --

  Primary earnings per common share                         --     $    1.55


Fully Diluted Earnings (Loss) Per Share

  Earnings (Loss)
     Net income (loss) applicable to common stock      $( 68,686)  $ 188,186

  Shares
     Weighted average number of common shares
     outstanding                                         122,994     119,806

     Adjustment for dilutive effect of outstanding
     stock options					    --         1,850

Weighted average number of common shares used in the
  calculation of loss per share            		 122,994         --


  Weighted average number of common and common
  equivalentshares used in the calculation of fully
  diluted earnings per share				    --       121,656

  Loss per common share                                $(  0.56)         --


  Fully diluted earnings per common share                   --     $    1.55



                                       135
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                                  EXHIBIT  27

                              APPLE COMPUTER, INC.

                             FINANCIAL DATA SCHEDULE

                    (In  millions, except per share amounts)